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Exhibit 1(r)

                                   SSgA FUNDS

                               AMENDMENT NO. 18 TO

              THE FIRST AMENDED AND RESTATED MASTER TRUST AGREEMENT

                         RENAMING OF EXISTING SUB-TRUST

            ESTABLISHMENT OF A CLASS OF SHARES OF EXISTING SUB-TRUSTS

                        ADDITION OF TRUSTEE OF THE TRUST

THIS AMENDMENT NO. 18 to the First Amended and Restated Master Trust Agreement, dated October 13, 1993 (also referred to as the Agreement and Declaration of Trust), is made as of the 27th day of March, 2003:


                                   WITNESSETH:

WHEREAS, pursuant to the Agreement, the Trustees have previously established and designated the SSgA Money Market Fund, SSgA US Government Money Market Fund, the SSgA S&P 500 Index Fund, SSgA Small Cap Fund, SSgA Disciplined Equity Fund, SSgA International Stock Selection Fund, SSgA International Pacific Index Fund, SSgA Bond Market Fund, SSgA Yield Plus Fund, SSgA US Treasury Money Market Fund, SSgA US Treasury Obligations Fund, SSgA Growth and Income Fund, SSgA Intermediate Fund, SSgA Emerging Markets Fund, SSgA Prime Money Market Fund, SSgA Tax Free Money Market Fund, SSgA Tuckerman Active REIT Fund, SSgA Life Solutions Income and Growth Fund, SSgA Life Solutions Balanced Fund, SSgA Life Solutions Growth Fund, SSgA Special Equity Fund, SSgA High Yield Bond Fund, SSgA International Growth Opportunities Fund, SSgA Aggressive Equity Fund SSgA IAM SHARES Fund, SSgA Intermediate Municipal Bond Fund, and SSgA MSCI(R) EAFE(R) Index Fund, SSgA Large Cap Growth Opportunities Fund, SSgA Large Cap Value Fund, and SSgA Prime Money Market Fund Class R Shares as sub-trusts of the Trust; and

WHEREAS, the Trustees have the authority under Section 4.1 of the Agreement to establish and designate additional separate and distinct sub-trusts and to fix and determine certain relative rights and preferences as between the shares of the Sub-trusts, without shareholder approval;

WHEREAS, the Trustees hereby desire to establish and designate Class T Shares as an additional sub-trust with the relative rights and preferences set forth in
Section 4.2 of the Agreement;

WHEREAS, the Trustees hereby desire to change the name of the SSgA Prime Money Market Fund Class R Shares to SSgA Prime Money Market Fund Class T Shares;

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WHEREAS, the Trustees hereby desire to establish and designate SSgA US Treasury
Money Market Fund Class T Shares as an additional sub-trust with the relative rights and preferences set forth in Section 4.2 of the Agreement;

WHEREAS, the Trustees hereby desire to establish and designate Class R Shares of the SSgA Bond Market, Core Opportunities, Small Cap, Aggressive Equity, Life Solutions Growth, Life Solutions Income and Growth, Life Solutions Balanced, and International Stock Selection Funds as additional sub-trusts with the relative rights and preferences set forth in Section 4.2 of the Agreement;

WHEREAS, in accordance with Section 3.1(f) of the Agreement, the Board of Trustees of the Trust have designated Timothy B. Harbert, Two International Place, Boston, MA 02110, to fill the Board vacancy created by the increase in number of the Board pursuant to Section 3.1(b) of the Agreement;

NOW, THEREFORE,

          Section 3.1(a) of the Agreement is amended as follows:

               (a) TRUSTEES. The Trustees hereof and of each Sub-Trust hereunder shall be Lynn L. Anderson, Timothy B. Harbert,
               William L. Marshall, Steven J. Mastrovich, Patrick J. Riley, Richard D. Shirk, Bruce D. Taber, and Henry W. Todd; and

          The first paragraph of Section 4.2 of the Agreement is hereby amended to read in pertinent part as follows:

               "Section 4.2 ESTABLISHMENT AND DESIGNATION OF SUB-TRUSTS. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate the following Sub-Trusts: SSgA Money Market Fund, SSgA US Government Money Market Fund, SSgA S&P 500 Index Fund, SSgA Small Cap Fund, SSgA Disciplined Equity Fund, SSgA International Stock Selection Fund, SSgA MSCI(R) EAFE(R) Index Fund, SSgA Bond Market Fund, SSgA Yield Plus Fund, SSgA US Treasury Money Market Fund, SSgA US Treasury Obligations Fund, SSgA Growth and Income Fund, SSgA Intermediate Fund, and SSgA Prime Money Market Fund, SSgA Emerging Markets Fund, SSgA Tax Free Money Market Fund, SSgA Tuckerman Active REIT Fund, SSgA Life Solutions Income and Growth Fund, SSgA Life Solutions Balanced Fund, SSgA Life Solutions Growth Fund, SSgA Special Equity Fund, SSgA High Yield Bond Fund, SSgA International Growth Opportunities Fund, SSgA Aggressive Equity Fund, SSgA IAM SHARES Fund, SSgA Intermediate Municipal Bond Fund, SSgA Large Cap Value Fund, SSgA Large Cap Growth Opportunities Fund, SSgA Prime Money Market Fund Class T Shares, SSgA US Treasury Money Market Fund Class T Shares, SSgA Bond Market Fund Class R Shares, SSgA Aggressive Equity Fund Class R Shares, SSgA Core Opportunities Fund Class R Shares, SSgA Small Cap Fund Class R Shares, SSgA International Stock Selection Fund Class R Shares, SSgA Life Solutions Balanced Fund Class R Shares, SSgA Life Solutions Growth Fund Class R Shares, and SSgA Life Solutions Income and Growth Fund Class R Shares. The Shares of each Sub-Trust and any Shares of any further Sub- Trusts that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust

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     at the time of establishing and designating the same) have the following relative rights and preferences:"

The undersigned hereby certifies that the Amendment set forth above has been duly adopted in accordance with the provisions of the Master Trust Agreement.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the day and year first above written.


                                     SSgA FUNDS


                                     /s/ J. David Griswold
                                     --------------------------------
                                     J. David Griswold
                                     Secretary